EXHIBIT 4.1

[Form of Senior Floating Rate Medium-Term Note]

(FACE OF SECURITY)

THIS SECURITY IS AN UNSECURED SENIOR DEBT OBLIGATION OF ZIONS BANCORPORATION. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[IF DTC IS THE DEPOSITARY, INSERT – UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ZIONS BANCORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

CUSIP NO.

NO.

ZIONS BANCORPORATION

SENIOR MEDIUM-TERM NOTE, SERIES A

(Floating Rate)

The following terms apply to this Security, as and to the extent shown below:

ORIGINAL ISSUE DATE*:	PRINCIPAL AMOUNT:

ORIGINAL ISSUE DISCOUNT SECURITY:	STATED MATURITY:

• Total Amount of OID: • Yield to Maturity: • Initial Accrual Period OID: • Formula:

INITIAL BASE RATE:	SPREAD (plus or minus):

INDEX MATURITY:	SPREAD MULTIPLIER:

BASE RATE:

☐ Commercial Paper Rate	☐ Federal Funds Rate

☐ LIBOR	☐ CMT Rate

• Index Currency: ☐ EURIBOR ☐ Treasury Rate ☐ 11th District Rate	• Reuters Screen FRBCMT Page: • Reuters Screen FEDCMT Page (weekly/monthly): • Designated CMT Index Maturity:
☐ Prime Rate
☐ CD Rate
MAXIMUM RATE: MINIMUM RATE: INTEREST RESET DATE(S):	INTEREST RESET PERIOD: INTEREST DETERMINATION DATE(S):

INTEREST PAYMENT DATE(S):	CALCULATION AGENT:

REGULAR RECORD DATE(S):	REPAYMENT DATE(S):

REDEMPTION DATE(S):	REPAYMENT PRICE(S):

REDEMPTION PRICE(S)	SINKING FUND:

DEFEASANCE:	OTHER TERMS:

☐ Full Defeasance

☐ Covenant Defeasance

* This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor Security.

Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to on the reverse of this Security are used herein as defined therein.

Zions Bancorporation, a corporation duly organized and existing under the laws of the State of Utah (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to _______________________, or registered assigns, as principal the Principal Amount hereof on the Stated Maturity specified on the face hereof, and to pay interest thereon, from the Original Issue Date specified on the face hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Stated Maturity of the principal hereof, at a rate per annum equal to the Initial Base Rate specified on the face hereof until the first Interest Reset Date specified on the face hereof and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading “Determination of LIBOR”, “Determination of EURIBOR”, “Determination of Treasury Rate”, “Determination of CMT Rate”, “Determination of Commercial Paper Rate”, “Determination of Prime Rate”, “Determination of CD Rate”, “Determination of Federal Funds Rate”, or “Determination of 11th District Rate”, depending upon whether the Base Rate is LIBOR, EURIBOR, Treasury Rate, CMT Rate, Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Rate, or 11th District Rate, as indicated on the face hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable), at the rate per annum at which the principal then bears interest from the date any such overdue amount first becomes due until it is paid or duly made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date on the face hereof for such interest prior to each Interest Payment Date (whether or not a Business Day, as defined in Section (n) on the reverse hereof). Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Notwithstanding the foregoing, interest payable on this Security at the Stated Maturity will be payable to the person to whom principal is payable unless the Stated Maturity, Redemption Date or Repayment Date is an Interest Payment Date.

MANNER OF PAYMENT

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in Salt Lake City, Utah in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Trust Company, N.A., the Trustee under the Indenture or its successors thereunder, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ZIONS BANCORPORATION

By:

Name:

Title:

Attest:

This is one of the Securities of the series designated herein and referred to in the Indenture.

By ZIONS FIRST NATIONAL BANK

As Authenticating Agent

By:

Name:

Title:

(REVERSE OF SECURITY)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of September 10, 2002 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $                         outstanding at any given time, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” means the series of securities designated on the face hereof.

The rate of interest on this Security will be calculated in the following manner:

(a) INTEREST RATE RESET. The interest rate on this Security will be reset from time to time, as provided in this Section (a), and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date”. Unless otherwise specified on the face hereof, the Interest Reset Dates with respect to this Security will be as follows:

(i)	if the Interest Reset Period is daily, each Business Day (as defined in Section (n));

(ii)	if the Interest Reset Period is weekly and the Base Rate is not the Treasury Rate, the Wednesday of each week;

(iii)	if the Interest Reset Period is weekly and the Base Rate is the Treasury Rate, except as otherwise provided in the definition of “Treasury Interest Determination Date” as defined below, the Tuesday of each week;

(iv)	if the Interest Reset Period is monthly, the third Wednesday of each month;

(v)	if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December;

(vi)	if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under “Interest Reset Period” on the face hereof; and

(vii)	if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under “Interest Reset Period” on the face hereof;

provided, however, that (x) the Base Rate in effect from the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Base Rate and (y) if the Interest Reset Period is daily or weekly, the Base Rate in effect for each day following the second Business Day immediately prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the second Business Day immediately prior to the day of Stated Maturity of the principal hereof to but excluding such day of Stated Maturity, will be the Base Rate in effect on such applicable second Business Day; and provided, further, that, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that, unless otherwise specified on the face hereof, if the Base Rate is LIBOR or EURIBOR and such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with such of the following Sections (b) through (j) as provide for determination of the interest rate for this Security. The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Section below and shall provide notice to the Trustee of each rate as determined.

Unless the Base Rate is LIBOR or EURIBOR, the Calculation Agent will determine the interest rate of this Security that takes effect on any Interest Reset Date on a day no later than the Calculation Date (as defined in Section (n) below) corresponding to such Interest Reset Date. However, the Calculation Agent need not wait until the Calculation Date to determine such interest rate if the rate information it needs to make such determination in the manner specified in the applicable provisions of Sections (b) through (j) hereof is available from the relevant sources specified in such applicable provisions.

Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.

INTEREST DETERMINATION DATES. The interest rate that takes effect on an Interest Reset Date will be determined by the calculation agent by reference to a particular date called an Interest Determination Date. Unless otherwise specified on the face hereof:

(i)	If the Base Rate is the CMT Rate, the Commercial Paper Rate, the Prime Rate, the CD Rate or the Federal Funds Rate, the Interest Determination Date relating to a particular Interest Reset Date will be the second Business Day before the Interest Reset Date, hereinafter called the “CMT Interest Determination Date”, the “Commercial Paper Interest Determination Date”, the “Prime Interest Determination Date”, the “CD Interest Determination Date” and the “Federal Funds Interest Determination Date”, respectively.

(ii)	If the Base Rate is LIBOR, the Interest Determination Date relating to a particular Interest Reset Date will be the second London Business Day (as defined in Section (n)) preceding the Interest Reset Date, unless the Index Currency is pounds sterling, in which case the Interest Determination Date will be the Interest Reset Date, hereinafter called a “LIBOR Interest Determination Date”.

(iii)	If the Base Rate is EURIBOR, the Interest Determination Date relating to a particular Interest Reset Date will be the second Euro Business Day (as defined in Section (n)) preceding the Interest Reset Date, hereinafter called a “EURIBOR Interest Determination Date”.

(iv)	If the Base Rate is the Treasury Rate, the Interest Determination Date relating to a particular Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as the result of a legal holiday, an auction is so held on the Friday in the week immediately preceding the week in which such Interest Reset Day falls, such Friday will be the corresponding Treasury Interest Determination Date. If an auction date shall fall on a day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date, hereinafter called a “Treasury Interest Determination Date”.

(v)	If the Base Rate is the 11th District Rate, the Interest Determination Date relating to a particular Interest Reset Date will be the last working day, in the first calendar month before that Interest Reset Date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that Interest Reset Date, hereinafter called an “11th District Interest Determination Date”.

(b) DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Commercial Paper Interest Determination Date.

“Commercial Paper Rate” means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described in Section (n)) on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) (as defined in Section (n) below) under the heading “Commercial Paper—Nonfinancial”. If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:

(i)	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity, as published in H.15 Daily Update (as defined in Section (n) below) or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper — Nonfinancial”.

(ii)	If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

(iii)	If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(c) DETERMINATION OF PRIME RATE. If the Base Rate specified on the face hereof is the Prime Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Prime Interest Determination Date.

“Prime Rate” means, with respect to any Prime Interest Determination Date, the rate set forth on such date in H.15(519) under the heading “Bank Prime Loan”. If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:

(i)

If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan”.

(ii)	If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the following rates as they appear on the Reuters Page US PRIME 1 (as defined in Section (n) below): the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.

(iii)	If fewer than four of the rates referred to in clause (ii) above appear on the Reuters Page US PRIME 1, the Prime Rate will be the arithmetic mean of the Prime Rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

(iv)	If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the Prime Rate shall be the Prime Rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(d) DETERMINATION OF LIBOR. If the Base Rate specified on the face hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable LIBOR Interest Determination Date. LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(i)	LIBOR will be the offered rate appearing on the Reuters Page LIBOR01, as of 11:00 A.M., London time, on the relevant LIBOR Interest Determination Date, for deposits of the relevant Index Currency having the relevant Index Maturity beginning on the relevant Interest Reset Date.

(ii)

If Reuters Page LIBOR01 does not include this rate or is unavailable on the Interest Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the determination date to prime banks in the London interbank market for deposits in a representative amount (as defined below) in United States dollars for deposits in the Index Currency for the period of the Index Maturity beginning on the first day of the applicable Interest Reset Period. If at least two offered quotations are so provided, LIBOR for the Interest Reset Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the determination date for loans in a representative amount in United States dollars to leading European banks for the Index Maturity beginning on the first day of the applicable Interest Reset Period. If at least two rates are so provided, LIBOR for the Interest Reset Period will be the arithmetic mean of those rates. If fewer than two rates are so provided, then LIBOR for the interest period will be LIBOR in effect with respect to the immediately preceding Interest Reset Period.

If the Base Rate is LIBOR and no currency is specified on the face hereof as the Index Currency, the Index Currency shall be U.S. dollars.

(e) DETERMINATION OF EURIBOR. If the Base Rate specified on the face hereof is EURIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be EURIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, as specified on the face hereof, as determined on the applicable EURIBOR Interest Determination Date. EURIBOR will be determined in accordance with the following provisions:

(i)	The Calculation Agent will determine the offered rates for deposits in Euros for the period of the Index Maturity, commencing on the Interest Reset Date, which appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on that date.

(ii)	If EURIBOR cannot be determined on a EURIBOR Interest Determination Date as described above, then the calculation agent will determine EURIBOR on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: Euro deposits having the relevant Index Maturity, beginning on the relevant Interest Reset Date, and in a representative amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

(iii)

If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading

Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation Agent: loans of Euros having the Index Maturity, beginning on such Interest Reset Date, and in a representative amount.

(iv)	If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(f) DETERMINATION OF TREASURY RATE. If the Base Rate specified on the face hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Treasury rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Treasury Interest Determination Date.

“Treasury Rate” means, with respect to any Treasury Interest Determination Date, the rate for the auction on the corresponding Treasury Interest Determination Date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity, as that rate appears on Reuters Page USAUCTION 10 or Reuters Page USAUCTION 11 under the heading “Investment Rate”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

(i)	If the rate described above does not appear on either Reuters Page USAUCTION 10 or Reuters Page USAUCTION 11 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield (as defined in Section (n) below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High”.

(ii)	If the rate described in clause (i) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as announced by the U.S. Department of the Treasury.

(iii)

If the auction rate described in clause (ii) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond

Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market”.

(iv)	If the rate described in clause (iii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market”.

(v)	If the rate described in clause (iv) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

(vi)	If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v) above, the Treasury Rate shall be the Treasury Rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(g) DETERMINATION OF CMT RATE. If the Base Rate specified on the face hereof is the CMT Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CMT Interest Determination Date.

“CMT Rate” means the following rate displayed on the Designated CMT Reuters Page (as defined in Section (n) below) under the heading “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.”, under the column for the Designated CMT Index Maturity (as defined in Section (n) below):

(i)	if the Designated CMT Reuters Page is Reuters Screen FRBCMT Page, the rate for such CMT Interest Determination Date; or

(ii)

if the Designated CMT Reuters Page is Reuters Screen FEDCMT Page, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest

Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.

(iii)	If the CMT Rate cannot be determined as described above, the following procedures will apply in determining the CMT Rate:

(a)	If the applicable rate described above is not displayed on the relevant Designated CMT Reuters Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the applicable Treasury constant maturity rate described above—i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable—as published in H.15(519).

(b)	If the applicable rate described in clause (iii)(a) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the Treasury constant maturity rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

•	is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Reuters Page and published in H.15(519).

(iv)

If the rate described in clause (iii)(b) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined in Section (n) below) having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest.

(v)	If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iv) above, the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the Designated CMT Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

(vi)	If fewer than five but more than two such primary dealers are quoting as described in clause (v) above, then the CMT Rate for such CMT Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.

(vii)	If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (vi) above, the CMT Rate shall be the CMT Rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(h) DETERMINATION OF CD RATE. If the Base Rate specified on the face hereof is the CD Rate, the interest rate with respect to this Security shall be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CD Interest Determination Date.

“CD Rate” means, with respect to any CD Interest Determination Date, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in H.15(519) under the heading “CDs (Secondary Market)”. If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD Rate:

(i)

If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate shall be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market)”.

(ii)	If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CD Rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

(iii)	If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(i) DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate specified on the face hereof is the Federal Funds Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Federal Funds Interest Determination Date.

“Federal Funds Rate” means, with respect to any Federal Funds Interest Determination Date, the rate on that date for U.S. dollar Federal Funds as published in H.15(519) under the heading “EFFECT”, as that rate is displayed on Reuters Screen FEDFUNDS1 Page. If the Federal Funds Rate cannot be determined in this manner, the following procedures will apply:

(i)	If the rate described above is not displayed on Reuters Screen FEDFUNDS1 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective)”.

(ii)	If the rate described in clause (i) above is not displayed on Reuters Screen FEDFUNDS1 Page and does not appear in H.15 (519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

(iii)	If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(j) DETERMINATION OF 11TH DISTRICT RATE. If the Base Rate specified on the face hereof is the 11th District Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the 11th District Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable 11th District Interest Determination Date.

“11th District Rate” means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month immediately before such date, as displayed on Reuters Page COFT/ARMS under the heading “11th Dist COFI” as of 11:00 A.M., San Francisco, California time, on such date. If the 11th District Rate cannot be determined as described above, the following procedures will apply in determining the 11th District Rate:

(i)	If the rate described above does not appear on Reuters Page COFT/ARMS on such 11th District Interest Determination Date, then the 11th District Rate on such date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan District for the calendar month immediately preceding such date, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.

(ii)	If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such 11th District Interest Determination Date, the 11th District Rate that takes effect on such Interest Reset Date will be the 11th District Rate in effect on such 11th District Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(k) MINIMUM AND MAXIMUM LIMITS. Notwithstanding the foregoing, the rate at which interest accrues on this Security (i) shall not at any time be higher than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof, in each case on an annual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(l) CALCULATION OF INTEREST. Payments of interest hereon with respect to any Interest Payment Date or at the Stated Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Stated Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the Principal Amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360, if the Base Rate is the Commercial Paper Rate, Prime Rate, LIBOR, EURIBOR, CD Rate, Federal Funds Rate or 11th District Rate, or by the actual number of days in the year, if the Base Rate is the Treasury Rate or CMT Rate.

All percentages resulting from any calculation on Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on the Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

(m) CALCULATION AGENT. The Company has initially appointed the institution named on the face of this Security as Calculation Agent to act as such agent with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Calculation Agent shall not have any liability therefor.

(n) DEFINITIONS OF CALCULATION TERMS. As used in this Security, the following terms have the meanings set forth below:

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	× 100,
360 - (D × M)

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

“Business Day” means, for this Security, a day that meets the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to this Security as specified below:

(i)	is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah or New York City generally are authorized or obligated by law, regulation or executive order to close;

(ii)	if the Base Rate is LIBOR, is also a London Business Day;

(iii)	if the Base Rate is EURIBOR or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day; and

(iv)	if this Security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

(v)	if this Security is held through Clearstream, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

With respect to any particular location, the close of business on any day on which business is not being conducted at that location shall be deemed to mean 5:00 P.M., New York City time, on that day.

The “Calculation Date” corresponding to any Commercial Paper Interest Determination Date, Prime Interest Determination Date, LIBOR Interest Determination Date, EURIBOR Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date, Federal Funds Interest Determination Date or 11th District Interest Determination Date, as the case may be, means the earlier of:

(i)	the tenth day after such interest determination date or, if any such day is not a Business Day, the next succeeding Business Day; and

(ii)	the Business Day immediately preceding the Interest Payment Date or the date of Stated Maturity of the principal hereof, whichever is the day on which the next payment of interest will be due.

The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.

“Designated CMT Index Maturity” means, if the Base Rate is the CMT Rate, the Index Maturity for this Security and will be the original period to maturity of a U.S. Treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

“Designated CMT Reuters Page” means, if the Base Rate is the CMT Rate, the Reuters Page specified on the face hereof that displays Treasury constant maturities as reported in H.15(519), provided that, if no Reuters Page is so specified, then the applicable page will be Reuters Screen FEDCMT and provided, further, that if Reuters Screen FEDCMT applies but it is not specified on the face hereof whether the weekly or monthly average applies, the weekly average will apply.

“EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

“Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“Euro-Zone” means, at any time, the region comprised of the EMU Countries.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15 (519) available through the worldwide web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Index Maturity” means, with respect to this Security, the period to maturity of the instrument or obligation on which the interest rate index is based, as specified on the face hereof.

“London Business Day” means any day on which dealings in the Index Currency are transacted in the London interbank market.

“Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100,
360 - (D × M)

where

•	“D” equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

“representative amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Page” means the display on the Reuters service, or any successor or replacement service, on the page or pages or any successor or replacement page or pages on that service.

“Reuters Page COFI/ARMS” means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

“Reuters Page EURIBOR01” means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the interest rates for Euro deposits offered in the euro-zone).

“Reuters Page FEDFUNDS1” means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying U.S. dollar federal funds rates).

“Reuters Page LIBOR01” means the display so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

“Reuters Page USAUCTION 10” means the displays so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the 3-month Treasury Bill Rate).

“Reuters Page USAUCTION 11” means the displays so designated on Reuters (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the 6-month Treasury Bill Rate).

“Reuters Page US PRIME 1” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Treasury Notes” means direct, noncallable, fixed rate obligations of the U.S. Government.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

References in this Security to a particular heading or headings on any of Designated CMT Reuters Page, H.15(519), H.15 Daily Update, Reuters Page COFI/ARMS, Reuters Page EURIBOR01, Reuters Page FEDFUNDS1, Reuters Page LIBOR01, Reuters Page USAUCTION 10, Reuters Page USAUCTION 11, Reuters Page US PRIME 1 or any other Reuters Page include any successor or replacement heading or headings as determined by the Calculation Agent.

Unless a Redemption Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity. If a Redemption Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption, in whole or from time to time in part in increments of $1,000, upon not less than 30 days’ nor more than 60 days’ notice at any time and from time to time on or after the Redemption Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

If this Security is a Global Security, in the event of redemption of this Global Security in part only, a new Global Security or Securities of this series and of like tenor for the unredeemed portion of the principal hereof will be delivered to the Depositary upon the cancellation hereof.

Unless a Repayment Date is specified on the face hereof, this Security will not be subject to repayment at the option of the Holder. Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to $1,000 or an integral multiple thereof (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal $1,000 or an integral multiple thereof), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record rate, as provided in the Indenture). If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the “applicable Repayment Date” shall mean such earliest Repayment Date.

In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is Zions First National Bank, Attention: Corporate Trust Department, One South Main St., 12th Floor, Salt Lake City, UT 84111 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the applicable procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

Unless otherwise specified on the face hereof, there is no sinking fund for the Securities of this series.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

If the Security is not an Original Issue Discount Security, and if an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If the Security is an Original Issue Discount Security, and if an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be calculated in accordance with the formula specified on the face hereof. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium interest, if any, on the Securities of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles or conflicts of laws.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	Custodian	under Uniform Gifts to Minors Act
	(Cust)	(Minor)
(State)

Additional abbreviations may also be used though not in the above list.

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Security, on any Business Day not later than the 30th or earlier than the 60th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled “Option to Elect Repayment” on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

Zions First National Bank

Attention: Corporate Trust Department

One South Main Street, 12th Floor

Salt Lake City, UT 84111

or at such other place as the Company or the Trustee shall notify the holder of such Security.

If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal at least $1,000 or an integral multiple thereof) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal at least $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

Date: _____________

______________________________________________

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or
enlargement or any other change whatsoever.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee) the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date: ______________________________________

______________________________________________

NOTICE: The signature to this assignment must be guaranteed
and correspond with the name of the Holder as written upon the face of the attached Security in every particular, without
alteration or enlargement or any change whatsoever.